On June 29th Phoenix Hydro International offered to issue Kachina Cadillac Oldsmobile of Scottsdale, Arizona 1 million shares of its capital stock in exchange for 3 vehicles, namely,

1- 2012 Platinum Edition Escalade,
1 - 2012 CTS-V Premium Sport package coup,
1- 2012 Premium Sport package SUV

each valued at over 71k each before tax, license and other fees.

In additional Phoenix Hydro is requesting that Kachina Cadillac provide a 3rd party audit of the companys financial statements to make the pending Form 10 registration effective.

Should the principles of Kachina Cadillac approve the deal the market capitalization of Phoenix Hydro common stock will rise accordingly. If the deal closes at .25 cents per share executives at Phoenix Hydro will see the companys market cap reach $2.5 billion dollars of which it is currently authorized to issue 10 billion shares. All 10 billion shares are pending SEC Form 10 registration approval.

Any questions regarding the deal can be directed to Angel M Valles at 480-626-8376 or email avalles11@hotmail.com.